EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-45324 and No. 33-57339), S-4 (No. 333-59642), and
S-8 (No. 2-96127, No. 33-24068, No. 33-41434, No. 33-53733, No. 33-55449,
33-45970, No. 33-14458, No. 33-50149, No. 33-55456, No. 333-15509, No.
333-76939, No. 333-67008, No. 333-64154, No. 333-59668, No. 333-89318, No.
333-98619 and No. 333-98623) of Wyeth of our report dated January 27, 2003, except for Note 16 which is as of March 3, 2003, relating to the financial statements, which appears in Wyeth's 2002 Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 27, 2003 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Florham Park, NJ
March 28, 2003